Exhibit 99.2

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Boston Regional Office 33 Arch St., 23rd Floor Boston, MA 02110-1424 Telecopier: (617) 573-4590 Telephone: (617) 573-8900 DIVISION OF ENFORCEMENT Michele T. Perillo Assistant Regional Director (617) 573-5916 October 15, 2015 By Email & U.S. Mail InVivo Therapeutics Holdings Corp. c/o James W. Prendergast Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Re: In the Matter of InVivo Therapeutics Holdings Corp. (B-02928) Dear Mr. Prendergast: We have concluded the investigation as to InVivo Therapeutics Holdings Corp. Based on the information we have as of this date, we do not intend to recommend an enforcement action by the Commission against InVivo Therapeutics Holdings Corp. We are providing this notice under the guidelines set out in the final paragraph of Securities Act Release No. 5310, which states in part that the notice "must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff’s investigation." (The full text of Release No. 5310 can be found at: http://www.sec.gov/divisions/enforce/wells-release.pdf.) Very truly yours, Michele T. Perillo Michele T. Perillo Assistant Regional Director